EXHIBIT 10.1

FORM OF AMENDMENT TO
PERFORMANCE RESTRICTED STOCK RIGHTS AGREEMENT
PURSUANT TO THE
THERAGENICS CORPORATION®
2000 STOCK INCENTIVE PLAN

THIS AMENDMENT is made as of _____________, 200_, by Theragenics Corporation (the “Company”) and _________________ (the “Recipient”).

INTRODUCTION

The parties are subject to that certain Performance Restricted Stock Rights Agreement pursuant to the Theragenics Corporation 2000 Stock Incentive Plan, with a grant date of ________, 200_ (the “Agreement”). The parties recognize that the Agreement creates accounting complexities for the Company and that the Company will save costs associated with the elimination of the accounting complexities by amending this Agreement as set forth herein. Accordingly, because the Agreement provides the Recipient with a potential equity interest in the Company, this Amendment also potentially accrues to the benefit of the Recipient. The parties desire to amend the Agreement to provide that the performance cycle in the Agreement will end at December 31, 2005 instead of December 31, [2006 or 2007, as set forth in the original Agreement], but except as otherwise provided in the Agreement as amended by this Amendment, the Employee must perform services for the Company or an Affiliate through December 31, [2006 or 2007, as set forth in the original agreement]to become vested.

NOW, THEREFORE, in consideration of the premises set forth herein and the continued employment of the Recipient by the Company, the parties agree that Exhibit 1, Schedule of Shares of Common Stock to be Issued, attached to the Agreement, is hereby amended as follows:

1.	In Item B, by deleting “[2006 or 2007]” and inserting in lieu thereof “2005.”

2.	In Item C, by deleting the existing language and inserting in lieu thereof the following:

“The number of shares of Common Stock determined pursuant to the schedule in Item A will be issued to the Recipient if the Recipient does not cease to be an employee of the Company or an Affiliate before December 31, [2006 or 2007, as set forth in the original Agreement]. A portion of the number of shares of Common Stock determined pursuant to the schedule in Item A will be issued to the Recipient if the Recipient ceases to perform services before December 31, [2006 or 2007] as an employee of the Company or an Affiliate due to the Recipient’s death, Disability, retirement upon or after reaching age 65, or termination of employment by the Company or an Affiliate without Cause. Such portion shall be equal to the number of shares of Common Stock pursuant to the schedule in Item A, multiplied by a fraction, the numerator of which is the number of days of the Recipient’s employment by the Company and its Affiliates from and including January 1, [2004 or 2005, as set forth in the original Agreement], through the date of death, Disability, retirement upon or after reaching age 65, or termination of employment by the Company or an Affiliate without Cause, and the denominator of which is the number of days from and including January 1, [2004 or 2005, as set forth in the original Agreement] through December 31, [2006 or 2007, as set forth in the original Agreement] (provided that in any such event, the Committee of the Board of Directors may, in its sole discretion, provide by written resolution that a greater portion of the number of shares shall be issued). Fractional shares will be disregarding and will not be issued.”

3.	In Item D, by deleting the existing language of Item D and inserting in lieu thereof the following:

“Notwithstanding any other provision of the schedule, if a Change in Control occurs before December 31, [2006 or 2007, as set forth in the original Agreement] and (1) the Recipient remains an Employee of the Company or an Affiliate until the occurrence of the Change in Control, then the number of shares of Common Stock determined pursuant to the schedule in Item A will be issued to the Recipient as of the date of the Change in Control and the Performance Restricted Stock Rights will terminate as of such date.”

4.	In Item F, by deleting the existing language of Item F and inserting in lieu thereof the following:

“If the Recipient is entitled to shares of Common Stock pursuant to this Schedule, a share certificate shall be issued as soon as reasonably practicable after the date the Recipient becomes entitled to the shares of Common Stock pursuant to the provisions of Item C or Item D, as applicable.”

Except as specifically amended hereby, the Agreement shall remain in full force and effect as prior to this Amendment.

THERAGENICS CORPORATION

By: ____________________________________
Title: ___________________________________

RECIPIENT

_______________________________________